Exhibit 99.1

FOR IMMEDIATE RELEASE

THE ST. JOE COMPANY (NYSE: JOE) MAKES AN ORGANIZATIONAL CHANGE TO RESPOND TO MARKET CONDITIONS AND
CHANGES IN BUSINESS OPERATIONS

Jacksonville, FL – June 13, 2008 – The St. Joe Company (NYSE: JOE) today announced an organizational change designed to respond to continuing difficult market conditions and reduced  business operations  resulting from the restructuring plan it implemented in late 2007.  As a result, the position of executive vice president and chief strategy officer was eliminated, and Chris Corr has left the company.

 Corr, who served as JOE’s executive vice president since 2007, and chief strategy officer since 2006, was focused on business strategy, entitlements and infrastructure initiatives.  He also successfully led efforts to develop and execute inducer strategies designed to stimulate economic activity and accelerate growth. Corr was instrumental in the creation and execution of strategies that involved the airport relocation, Sacred Heart Health Systems hospitals and regional road improvements.  Previously, he was senior vice president of strategic planning and helped improve JOE’s entitlements process.   He joined the company in June 1998 as vice president of public affairs.

            Corr was integrally involved in the decade-long process that planned and won approval of the largest real estate project in Florida, the West Bay Sector in Bay County.  The 78,000-acre sector plan is anchored by the Panama City – Bay County International Airport now under construction.  Corr developed land-use, environmental and financial strategies that provided for the first international airport to be built in the United States since the Denver International Airport.  Construction work began in January and the new airport is scheduled to open in 2010.

           “JOE has built a significant foundation for value in Northwest Florida that includes significant inducers and a pipeline of tens of thousands of entitlements,” said Britt Greene, JOE’s president and CEO. “As we transition the company to a new phase, we have the professionals, processes, resources and relationships in place to continue our entitlement strategies that create long-term shareholder value.”

“JOE was very fortunate to have had the services of one of Florida’s most experienced real estate professionals,” said Greene. “We all thank Chris for his dedication, achievements and contributions on behalf of JOE’s shareholders and the citizens of Northwest Florida, and we wish him every success.”

“Chris Corr is one of the most talented, hardworking and creative executives I have worked with in my 36-year career,” said Peter S. Rummell, who retired as CEO in May and remains JOE’s chairman. “When I got to JOE eleven years ago and looked at the challenges and opportunities ahead, Chris was one of the first people I thought of and recruited. He has a unique ability to see around corners, plow through obstacles and execute. Many of the most significant accomplishments of the company during my tenure involved Chris.”

About JOE

The St. Joe Company (NYSE: JOE), a publicly held company based in Jacksonville, is one of Florida’s largest real estate development companies.  We are primarily engaged in real estate development and sales, with significant interests in timber.  Our mission is to create places that inspire people and make JOE’s Florida an even better place to live, work and play.  We’re no ordinary JOE.

More information about JOE can be found at our web site at www.joe.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this press release and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q.

©2008, The St. Joe Company.  “JOE,” “St. Joe,” and the “Taking Flight” design are service marks of The St. Joe Company.